UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453

(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01 Other Items

At a special meeting of the stockholders of the registrant held on December 15, 2006, the following proposals were duly approved and adopted:

•                  a proposal to increase the total number of shares of common stock which the registrant has authority to issue by 50,000,000 shares from 50,000,000 shares to 100,000,000 shares.

•                  a proposal to amend the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, or the Plan, to increase the maximum number of shares of common stock issuable under the Plan by 2,000,000 shares from 6,074,081 shares to 8,074,081 shares.  The registrant’s principal executive officer, principal financial officer and its named executive officer, along with the registrant’s other employees, are eligible to participate in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: December 19, 2006	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance